UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2016

NOBILIS HEALTH CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia	001-37349	98-1188172
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 355-8614

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

     This Form 8-K is being filed to (1) report a new disclosure under Item 8.01; and (2) amend the Current Report on Form 8-K filed by Nobilis Health Corp. (the “Company”) with the Securities and Exchange Commission on May 11, 2016 (the “Original Filing”). The Original Filing reported the appointment of Dr. Donald Kramer to the Board of Directors (“Board”) and the Nominating and Corporate Governance Committee (the “Nominating Committee”); however, Dr. Kramer was only appointed to the Board, and was not appointed to the Nominating Committee.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Effective May 9, 2016, Dr. Donald Kramer was appointed to the Board of the Company. Due to an inadvertent error, the Original Filing stated that Dr. Kramer was appointed to both the Board and the Nominating Committee. This Current Report on Form 8-K is being filed to reflect that Dr. Kramer was appointed to the Board, but not the Nominating Committee. Other than to correct this error, all other information in the Original Filing is unchanged.

Item 8.01.	Other Events.

     On May 24, 2016, the Board approved an advance notice policy (the “Advance Notice Policy”). The Advance Notice Policy includes, among other things, a provision that requires advance notice to be given to the Company in circumstances where nominations of persons for election to the Board are made by shareholders of the Company. This policy also sets a deadline by which director nominations must be submitted to the Company prior to any annual or special meeting of the shareholders and also sets out the required information that must be included in the notice to the Company.

     In the case of an annual meeting of the shareholders, notice to the Company must be made not less than 30 days prior to the date of the meeting. If the annual meeting is being held on a date that is less than 50 days after the date on which the first public announcement of the meeting was made (the “Notice Date”), notice must be given not later than the close of business on the 10th day following (i) the date of the public announcement of adoption of the Advance Notice Policy, with respect to the 2016 annual meeting of shareholders; or (ii) the Notice Date in respect of any subsequent annual meeting of shareholders.

     In the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

     Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement of the Advance Notice Policy.

     The Advance Notice Policy is now in full force and effect and will apply in connection with the Company’s annual general meeting of shareholders to be held on June 28, 2016 (the -2- “Shareholders’ Meeting”). The Company intends to seek shareholders’ approval and ratification of the Advance Notice Policy at the Shareholders’ Meeting. If the Advance Notice Policy is not approved by ordinary resolution of the Company’s shareholders present in person or voting by proxy at the Shareholders’ Meeting, then it will terminate and be void and of no further force and effect following the conclusion of the 2016 Shareholders’ Meeting.

     The full text of the Advance Notice Policy is attached as Exhibit 20.1 hereto.

     A copy of the press release announcing the Advance Notice Policy is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit
Number	Description
20.1	Advance Notice Policy
99.1	Press release dated May 25, 2016.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth Klein
Name: Kenneth Klein
Title: Chief Financial Officer

Dated: May 27, 2016

EXHIBIT INDEX

Exhibit
Number	Description
20.1	Advance Notice Policy
99.1	Press release dated May 25, 2016.